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                                                                   Exhibit 10.03

                   FORM OF NONCOMPETITION AND NONSOLICITATION
                               A G R E E M E N T:

         NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth, the parties hereto agree as follows:

         1. COVENANT NOT TO COMPETE AND ENGAGE IN SOLICITATION. The Shareholder agrees that for a period of fifteen (15) years after the date hereof, he shall not:

                  (a) Other than his ownership of Res-Care Shares (as defined in the Agreement) or other securities of Res-Care and except as provided in subparagraph (d) below, own, manage, operate, join, have an interest in, control or participate in the ownership, management, operation or control of, be employed by, assist in, act as a consultant to, be an officer, director, shareholder, member, partner, proprietor, employee, agent, independent contractor, or have any direct financial interest, including, without limitation, an interest as a secured creditor or as a lessor, in the Business (as defined below) in any state in the United States of America. For purposes of this Agreement, the term "Business" shall mean any form of business of providing residential, day program, waiver program or individualized supported living, respite or related services to persons with mental retardation, developmental disabilities, dual diagnoses of mental retardation and mental illness or acquired or traumatic brain injury (collectively "MR/DD"), or providing services to at risk or troubled youth (whether or not adjudicated); provided, however, that notwithstanding the above, the Shareholder may own, directly or indirectly, solely as an investment, securities of any Person (as defined in Section 2 hereof) engaged in the Business which securities are traded on any national securities exchange or the Nasdaq National Market if (i) Shareholder is not a controlling person of, or a member of a group which controls, such Person, and (ii) Shareholder does not, directly or indirectly, own one percent (1%) or more of (A) the voting power, (B) equity or (C) any class of securities of such Person.

                  (b) Except for the individuals listed on Exhibit 1, hire, solicit to hire, or promote to others, the hiring of any of the Res-Care Companies' employees, during and for a period of one (1) year following termination of the respective employee's employment with any of the Res-Care Companies.

                  (c) Solicit, or promote to others, the solicitation of clients of any of the Res-Care Companies for the purpose of causing any of such clients to terminate his or her relationship with a Res-Care Company or a Managed Provider (as defined in the Merger Agreement) or to become clients of any other Person.

                  (d) Notwithstanding any contrary provision herein, the provisions of this Noncompetition Agreement shall not, and shall not be interpreted to, preclude or restrict the


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         Shareholder from engaging in the following activities which have any relationship to the Business, all subject to the provisions of Section 2 of this Noncompetition Agreement:

                           (i) Publishing books, newsletters, articles or
                  interviews; and participating in seminars, panels, or programs relating to the Business;

                           (ii) Holding public office (whether elected or
                  appointed);

                           (iii) Being a member of a not-for-profit, charitable,
                  educational or statutorily established organization's board of trustees or directors or committee thereof; provided that (A) such not-for-profit, charitable, educational or statutorily established organization is not engaged in the Business, and
                  (B) Shareholder's position as such a member does not violate any applicable rules involving conflicts of interest;

                           (iv) Practicing individual, family or group
                  counseling;

                           (v) Leasing any of the properties listed on Exhibit 2
                  attached hereto to any of the Target Entities (as defined in the Merger Agreement) or Managed Providers, or to the extent that any of such Target Entities or Managed Providers do not renew such a lease, the lease or sale of such property to any other entity, including but not limited to an entity engaged in the Business, or managing or operating the leasing (as so limited) of such properties;

                           (vi) Making loans to any of the entities currently
                  owning the properties listed on Exhibit 2 attached hereto or assuming or purchasing any indebtedness of such entities; or

                           (vii) Teaching at any educational institution or
                  business or professional seminar.

         2. COVENANT NOT TO DISCLOSE CONFIDENTIAL INFORMATION. At any time following the date hereof, the Shareholder will not, directly or indirectly, disclose to any other Person or use or otherwise exploit for his own benefit, or the benefit of any other Person, any Confidential Information (as defined below). For purposes of this Agreement, the term "Confidential Information" shall mean any business or financial information relating to any of the Res-Care Companies or to the Business of the Res-Care Companies (whether or not constituting a trade secret), which is not in the public domain. The term "Confidential Information" will not, however, include information which (i) is or becomes publicly available other than as a result of a contractually or statutorily prohibited disclosure by Shareholder, the Res-Care Companies or their officers, employees, affiliates, financial advisors, attorneys, consultants and accountants


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(collectively, "Representatives") or (ii) is or becomes available to Shareholder on a non-confidential basis from a source (other than Res-Care or its Representatives) which, to the best of Shareholder's knowledge after due inquiry, is not prohibited from disclosing such information to Shareholder by a legal, contractual or fiduciary obligation to Res-Care. Subject to any other contractual, statutory or fiduciary obligations of Shareholder, the confidentiality restrictions in this Section 2 shall not apply to any information obtained by Shareholder solely by reason of his position as a director of Res-Care. Confidential Information, subject to the foregoing exceptions, shall include, but shall not be limited to, the following information regarding any of the Res-Care Companies:

                  (a) any patent application, "know-how" or trade secrets;

                  (b) customer lists and information relating to (i) any client of any Res-Care Company or (ii) any client of the operations of any other person or entity for which operations any Res-Care Company provides management services;

                  (c) supplier lists, pricing policies, management contracts, consulting contracts and competitive bid information;

                  (d) records of the Res-Care Companies, operational methods and policies of the Res-Care Companies and procedures, including manuals and forms;

                  (e) marketing data, plans and strategies;

                  (f) business acquisition, development, expansion or capital investment plan or activities;

                  (g) software and any other confidential technical programs;

                  (h) personnel information, employee payroll and benefits data;

                  (i) accounts receivable and accounts payable;

                  (j) other financial information, including financial statements, budgets, projections, earnings and any unpublished financial information; and

                  (k) correspondence of the Res-Care Companies and communications with outside parties.

As used in this Noncompetition Agreement, the term "Person" shall mean an individual, a partnership, an association, a corporation, a trust, an unincorporated organization, a limited liability company, a registered limited liability partnership or any other business entity or enterprise.


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Notwithstanding the provisions of this Section 2 to the contrary, the
Shareholder shall not be prohibited hereunder from making any disclosure required by law. In the event that Shareholder or, to the actual knowledge of Shareholder, any of his Representatives is requested pursuant to, or required by, applicable law, regulation or legal process to disclose any of the Confidential Information derived through Shareholder, Shareholder will notify Res-Care promptly so that Res-Care may seek a protective order or other appropriate remedy or, in its sole discretion, waive compliance with the terms of this Noncompetition Agreement, Shareholder will furnish only that portion of the Confidential Information which he is advised by counsel is legally required and will exercise all reasonable efforts to obtain reasonable assurances that confidential treatment will be accorded the Confidential Information.

         3. INJUNCTIVE RELIEF; INVALIDITY OF ANY PROVISION. The Shareholder acknowledges that (a) his ownership of and positions as a significant shareholder, a director, member of the senior management team and an employee of the Company and its subsidiaries afforded him access to Confidential Information regarding the Business of the Company and its subsidiaries, (b) he will benefit from the consummation of the transactions contemplated by the Agreement by reason of the issuance of a substantial number of Res-Care Shares to him, (c) the nature and periods of restrictions imposed by the covenants contained in Sections 1 and 2 hereof are fair, reasonable and necessary to protect the Res-Care Companies, (d) the Res-Care Companies would sustain irreparable loss and damage if the Shareholder were to breach any of such covenants, (e) the Res-Care Companies actively conduct the Business and are actively expanding the Business throughout the geographic area covered by such restrictive covenants, and (f) the Res-Care Companies' remedy at law for such a breach will be inadequate. Accordingly, the Shareholder agrees and consents that the Res-Care Companies, in addition to all other remedies available to any of them, at law or in equity, shall be entitled to seek both preliminary and permanent injunctions to prevent and/or halt a breach or threatened breach by the Shareholder of any covenant contained in either Sections 1 or 2 hereof. If any provision of either of Sections 1 or 2 of this Noncompetition Agreement is determined by a court of competent jurisdiction to be invalid in whole or in part, it shall be deemed to have been amended, whether as to time, area covered or otherwise, as and to the extent required for its validity under applicable law, and as so amended, shall be enforceable. The parties further agree to execute all documents necessary to evidence such amendment.

         4. SHAREHOLDER BOOK. Shareholder is writing a proposed book on the topic of selection of long-term care for individuals with physical and mental disabilities. The writing of such book is contingent on Shareholder securing an acceptable publishing contract with a book publisher. The content of such book will reference the Company and/or the Res-Care Companies and will portray them in a positive and generally laudatory manner. It is anticipated that publication of the book and Shareholder's activities in marketing and promoting sales of the book will be beneficial to the Res-Care Companies. Shareholder agrees that Res-Care shall have the right to review such book prior to its production and publication and to object to any material or content in the book which it reasonably believes portrays the Company and/or any of the Res-Care Companies in a negative or



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unfavorable manner. Shareholder shall have any of such negative or unfavorable material deleted from the book prior to its production and publication. Subject to the provisions of the two immediately preceding sentences and the restrictions of Section 2 hereof, the Res-Care Companies consent to the use of their names (or their predecessors') in the book and in promotional activities connected with the book. The Res-Care Companies agree that the book will not be considered a work made for hire for copyright purposes and that Shareholder will be the sole author of the book and the owner of the copyright interest in the book. If, for any reason, the book is considered a work made for hire, the Res-Care Companies agree to assign any copyright interest it may have in the book to Shareholder. Res-Care agrees to pay fees and costs associated with the preparation and marketing of such book, including but not limited to ghost writer's fees, agent's fees, legal fees, publisher's fees and promotional expenses up to an aggregate amount of $10,000. Shareholder agrees that he will reimburse Res-Care for the amounts paid by it as described in the preceding sentence out of the first royalties received by Shareholder with respect to the book. The Res-Care Companies agree to purchase 2,000 copies of the book at the regular publisher's price for gratis distribution for promotional purposes, including those distributions chosen by Shareholder. Shareholder agrees to use reasonable efforts to secure promotional appearances in connection with publication of the book and to portray the Res-Care Companies in a positive and laudatory manner during those promotional appearances. Royalties from book sales belong solely to Shareholder.

         5. NOTICES. All notices, requests, demands and other communications required or permitted to be given or made under this Noncompetition Agreement shall be in writing and shall be deemed to have been given on the date of delivery personally or upon deposit in the United States mail postage prepaid by registered or certified mail, return receipt requested, to the appropriate party or parties at the following addresses (or at such other address as shall hereafter be designated by any party to the other parties by notice given in accordance with this Section):

                  To the
                  Shareholder:                 Vincent D. Pettinelli
                                               5943 MacEwan Road
                                               Dublin, Ohio 43017

                  To Res-Care:                 Res-Care, Inc.
                                               10140 Linn Station Road
                                               Louisville, Kentucky 40223
                                               Attn:  Ronald G. Geary, Chairman,
                                                      President and Chief
                                                      Executive Officer


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         6.       CONSTRUCTION OF AGREEMENT.

                  (a) Written Changes Only. This Noncompetition Agreement may not be changed or terminated orally, and no modification, termination or attempted waiver shall be valid unless in writing and signed by the party against whom enforcement is sought (other than as provided in the last sentence of Section 3 hereof).

                  (b) Tense; Captions. In construing this Noncompetition Agreement, whenever appropriate, the singular tense shall also be deemed to mean the plural, and vice versa, and the captions contained in this Agreement shall be ignored.

                  (c) Governing Law and Severability. This Noncompetition Agreement shall be governed by, construed and enforced in accordance with, the laws of the Commonwealth of Kentucky. If any court holds any provision of this Noncompetition Agreement or the application of the provision to any person or circumstance invalid, the remaining provisions of this Noncompetition Agreement, and the application of the provision to persons or circumstances other than those to which it is held invalid, shall not be affected.

                  (d) Assignment Prohibited. The Shareholder's obligations hereunder shall not be assignable to any other person or entity.

                  (e) Binding Effect; Benefit. Except as otherwise specifically provided herein, this Agreement shall be binding upon, and shall inure to the benefit of, the Res-Care Companies and their respective successors and assigns.

                  (f) Integrated Agreement. This Agreement constitutes the entire agreement between the parties by which they agreed to be bound and supersede all prior and contemporaneous agreements, correspondence, arrangements and understanding (whether written or oral) relating to its subject matter and the transactions contemplated by it.

                  (g) Execution in Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

                  (h) Third Party Beneficiaries. With respect to the provisions of Sections 1 and 2 hereof, the direct and indirect subsidiaries of Res-Care, together with any future direct or indirect Affiliates (as defined below) of such parent corporation, are hereby made third-party beneficiaries of this Agreement. As used herein, the term "Affiliates" of Res-Care refers to any corporation or entity that controls, is controlled by or is under common control with either such parent corporation, or any successor or assignee of such parent corporation.


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                  (i) Recovery of Attorneys' Fees. If either party brings an action against the other to enforce any condition or covenant of this Agreement, the prevailing party in such action shall be entitled to recover its court costs and reasonable attorneys' fees in the judgment rendered through such action.


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         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                      RES-CARE, INC.


                                      By:
                                           ------------------------------------
                                      Its:
                                           ------------------------------------
                                                     ("Res-Care")



                                      -----------------------------------------
                                      Vincent D. Pettinelli

                                                     (the "Shareholder")


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